Exhibit 99(d)(4)

        VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT BEFORE 5:00 P.M.
                      NEW YORK TIME ON THE EXPIRATION DATE

Control No.                      Maximum Primary Subscription Shares Available

                           THE GABELLI UTILITY TRUST
                     SUBSCRIPTION RIGHTS FOR COMMON SHARES

Dear Shareholder:

     IN ORDER TO EXERCISE YOUR RIGHTS, YOU MUST COMPLETE BOTH SIDES OF THE TEAR OFF CARD.

     As the registered owner of the Subscription Certificate below, you are entitled to subscribe for the number of shares of Common Shares, $.001 par value per share, of The Gabelli Utility Trust (the "Fund"), shown above pursuant to the Primary Subscription Right and upon the terms and conditions and at the Subscription Price for each share of Common Shares specified in the Prospectus relating thereto. The Rights represented hereby include the Over-Subscription Privilege for Rights holders, as described in the Prospectus. Under the Privilege, any number of additional shares may be purchased by a Rights holder if such shares are available, or if Secondary Over-Subscription Shares are issued by the Fund, and the holder's Primary Subscription Rights have been fully exercised to the extent possible.

     Registered owners of The Gabelli Utility Trust will receive their primary and over-subscription shares via an uncertificated share credit to their existing accounts. To request a share certificate, participants in the offer must check Box D on the reverse side of the Subscription Certificate below. Confirmation statements for primary share subscriptions reflecting uncertificated share credits will be delivered as soon as practicable after receipt of the required completed Subscription Certificate and after full payment has been received and cleared. Confirmation statements for over-subscription share subscriptions reflecting uncertificated share credits will be delivered as soon as practicable after the Expiration Date and after all allocations have been effected. Share certificates for those shareholders that request a share certificate will be delivered as soon as practicable after the Expiration Date and after all allocations have been effected.

                     THE SUBSCRIPTION RIGHT IS TRANSFERABLE

     Payment must be in United States dollars. Only money orders or checks drawn on a bank located in the continental United States and made payable to The Gabelli Utility Trust will be accepted. Please reference your rights card control number on your check, money order or notice of guaranteed delivery.

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        VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT BEFORE 5:00 P.M.
                      NEW YORK TIME ON THE EXPIRATION DATE


Control No.                 Rights Represented by this Subscription Certificate


CUSIP No. 36240A135               Maximum Primary Subscription Shares Available

                           THE GABELLI UTILITY TRUST
                     SUBSCRIPTION RIGHTS FOR COMMON SHARES
          (Complete appropriate section on reverse side of this form)

     The registered owner of this Subscription Certificate named below, or assigns, is entitled to the number of Rights shown above to subscribe for the Common Shares, $.001 par value, of The Gabelli Utility Trust (the "Fund"), in the ratio of one Common Share for each four Rights, pursuant to the Primary Subscription Right and upon the terms and conditions and at the price for each Common Share specified in the Prospectus relating thereto. The Rights represented hereby include the Over-Subscription Privilege for Record Date Shareholders only, as described in the Prospectus. Under this Privilege, any number of additional shares may be purchased by a Record Date Shareholder if such shares are available, or if Secondary Over-Subscription Shares are issued by the Fund, and the owner's Primary Subscription Rights have been fully exercised to the extent possible and the pro rata allocation requirements have been satisfied. Registered owners of The Gabelli Utility Trust will receive their primary and over-subscription shares via an uncertificated share credit to their existing accounts. Confirmation statements for primary share subscriptions reflecting uncertificated share credits will be delivered as soon as practicable after receipt of the required completed Subscription Certificate and after full payment has been received and cleared. Confirmation statements for over-subscription share subscriptions reflecting uncertificated share credits will be delivered as soon as practicable after the Expiration Date and after all allocations have been effected. To request a share certificate, registered shareholders should check Box D on the reverse side of this form. Any refund in connection with an over-subscription will be delivered as soon as practicable after the Expiration Date and after all allocations have been effected. The Subscription Certificate may be transferred in the same manner and with the same effect as in the case of a negotiable instrument payable to specific persons, by duly completing and signing the assignment on the reverse side hereof. To subscribe pursuant to the Primary Subscription Right, four Rights and the Subscription Price are required for each Common Share. To subscribe for additional Shares pursuant to the Over-Subscription Privilege, the Subscription Price is required for each Common Share, subject to the terms of the Over-Subscription Privilege as described in the Prospectus. Payment of $7.00 per share must accompany the Subscription Certificate. See reverse side of forms.

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To subscribe for your primary shares please complete line "A" on the card below.

Example:

100 shares = 100 rights (101 rights will be AUTOMATICALLY rounded up to 104 rights, the nearest number of rights divisible by four)

100 rights divided by 4 = 25 primary shares

The maximum number of primary subscription shares would be 25.

                 A.    25      x   $7.00    =    $175
                                (No. of shares)

If you are not subscribing for your full Primary Subscription, check box "E" below and we will attempt to sell any remaining unexercised Rights.

To subscribe for any over-subscription shares please complete line "B" below.

Please Note: Only Record Date Shareholders who have exercised their Primary Subscription in full may apply for shares pursuant to the Over-Subscription Privilege.

Payment of Shares: Full payment for both the primary and over-subscription shares or a notice of guaranteed delivery must accompany this subscription. Please reference your rights card control number on your check, money order or notice of guaranteed delivery.

If the aggregate Subscription Price paid by a Record Date Shareholder is insufficient to purchase the number of Common Shares that the holder indicates are being subscribed for, or if a Record Date Shareholder does not specify the number of Common Shares to be purchased, then the Record Date Shareholder will be deemed to have exercised first, the Primary Subscription Right (if not already fully exercised) and second, the Over-Subscription Privilege to purchase Common Shares to the full extent of the payment rendered. If the aggregate Subscription Price paid by a Record Date Shareholder exceeds the amount necessary to purchase the number of Common Shares for which the Record Date Shareholder has indicted an intention to subscribe, then the Record Date Shareholder will be deemed to have exercised first, the Primary Subscription Right (if not already fully exercised) and second, the Over-Subscription Privilege to the full extent of the excess payment tendered.

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              Expiration Date November 23, 2004 (unless extended)
              ---------------------------------------------------
                   PLEASE FILL IN ALL APPLICABLE INFORMATION
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
To:  EquiServe
     Attention: Corporate Actions
                              By Mail:                                                          By Facsimile:
                          P.O. Box 859208                                                      (781) 380-3388
                     Braintree, MA 02185-9208

                                                                      With the original Subscription Certificate to be sent by
                                                                      mail, hand or overnight courier.  Confirm facsimile receipt by telephone at (781) 843-1833 extension 200

                       By Overnight Courier:                                                      By Hand:
                        161 Bay State Drive                                   Securities Transfer and Reporting Services, Inc.
                        Braintree, MA 02184                                                     c/o EquiServe
                                                                                          100 Williams St. Galleria
                                                                                             New York, NY 10038

A.  Primary Subscription ___________ x $7.00 = $_________                     E. Sell any Remaining
    Rights (4 Rights = 1 share) (No. of Shares)(Purchase Price)

B.  Over-Subscription Privilege ___________  x  $7.00  =  $_________(1)       F.  Sell all of my Rights
                          (No. of Shares)(Purchase Price)

C.  Amount of Check Enclosed                           = $_________          (1) The Over-Subscription  Privilege can be exercised
    (or amount in notice of guaranteed delivery)                                 only by a Record Date Shareholder, as described
                                                                                 in the Prospectus, and only if the Rights initially
                                                                                 issued to him are exercised to the fullest extent
                                                                                 possible.
D. IF YOU WISH TO RECEIVE A SHARE CERTIFICATE, CHECK HERE  /_/

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
SECTION 1. TO SUBSCRIBE: I hereby irrevocably subscribe for the face amount of    SECTION 2. TO TRANSFER  RIGHTS (except  pursuant
Common Shares indicated as the total of A and B hereon upon the terms and             to E or F above):  For value  received,
conditions specified in the Prospectus relating thereto, receipt of which is          ________ of the Rights  represented by the
acknowledged. I hereby agree that if I fail to pay for the Common Shares for          Subscription Certificate are assigned to:
which I have subscribed, the Fund may exercise any of the remedies set forth in   ________________________________________________
the Prospectus.                                                                             (Print Full Name of Assignee)
                                                                                  ________________________________________________
 TO SELL: If I have checked either the box on line E or on line F, I authorize                   (Print Full Address)
the sale of Rights by the Subscription Agent according to the procedures          ________________________________________________
described in the Prospectus.                                                                 Signature(s) of Assignee(s)
                                                                                  IMPORTANT:  The  Signature(s) must correspond in
                                                                                              every particular, without alteration,
                                                                                              with the  name(s) as printed on your
                                                                                              Subscription Certificate.
Signature(s) of Subscriber(s)                                                     Your signature must be guaranteed by:
                                                                                    a) a commercial bank or trust company or
Address for delivery of Shares if other than shown on front                         b) a member firm of a domestic stock exchange or
                                                                                    c) a savings bank or credit union.
If permanent change of address, check here                                        Signature_______________________________________
                                                                                                         (Name of Bank or Firm)
Please give your telephone number: (     ) ____________________________           Guaranteed By: __________________________________
                                                                                                   (Signature of Officer and Title)
Please give your e-mail address: ____________________________________
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